As filed with the Securities and Exchange Commission on September 26, 2000
             Registration No. 333-_____
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                       FORM S-1
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                 ALBION AVIATION, INC.
                              (Name of registrant as specified in its charter)

                  Delaware                __4512___________    33-0619254
(State or Jurisdiction of             Primary SIC Code         (IRS Employer
       incorporation or organization)                      Identification No.)



            24351 Pasto Road, #B                         Jehu Hand, President
        Dana Point, California 92629                  24351 Pasto Road, #B
               (949) 489-2400                      Dana Point, California 92629
(Address, including zip code, and telephone number,
 including area code                                          (949) 489-2400
of Registrant's principal executive offices) (Name, address, including zip code, and telephone number, including area
                                                code, of agent for service

                                                       COPY TO:
                                                    Jehu Hand, Esq.
                                                      Hand & Hand
                                               24351 Pasto Road, Suite B
                                             Dana Point, California 92629
                                                    (949) 489-2400
                                               Facsimile (949) 489-0034

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]



                                            CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by the Company....       50,000              $5.00          $      250,000      $    73.75

Total..................................       50,000                             $      250,000      $    73.75 (2)

(1)    Estimated solely for purposes of calculating the registration fee.
(2)    Minimum fee of $100.00 paid herewith.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                               ALBION AVIATION, INC.
                                           50,000 Shares of Common Stock
                                                 (par value $.001)

      The 50,000 shares (the "Shares") of Common Stock, par value $.001 (the "Common Stock") of Albion Aviation, Inc., a Delaware corporation ("Albion") are offered by the Company. See "Plan of Distribution." The expenses of the offering, estimated at $10,000, will be paid by Albion.

      There is currently no trading market for the Common Stock. Albion has applied for trading of the Common Stock on the Electronic Bulletin Board under the proposed symbol "ALAV". There can be no assurance that the Electronic Bulletin Board will accept the Common Stock for trading nor that there will ever exist a broad trading market for the Common Stock.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                                REPRESENTATION TO THE CONTRARY IS A
                                     CRIMINAL OFFENSE.

   PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 4.


                                                                 Underwriting
                                                                 Discounts and                    Proceeds
                                                                Price to Public                Commissions (1)to Company(2)

Per Unit                          $      5.00                     $     .50                        $     4.50
Total(2)                            $ 250,000                       $ 5,000                         $ 225,000

                                           (Footnotes on following page)

(1) Does not reflect additional compensation to be received by the form of a non-accountable expense allowance of $15,000 ($.30 per Share). In addition, the Company has agreed to indemnify the selected broker dealers against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

(2)   Before  deducting  approximately  $25,000  ($.50  per  Unit) in  estimated
      expenses  of  the  offering   payable  by  the  Company,   including   the
      non-accountable expense allowance.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                  The date of this Prospectus is Setpember __, 2000.

      No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Albion. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this Prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Albion since the date hereof.

                                              ADDITIONAL INFORMATION

      Albion has filed a Registration Statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Albion and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. Albion will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to Albion at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (949) 489-2400.

      Upon effectiveness of the Registration Statement Albion will be required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Albion intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Albion may determine.

                                                PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this Prospectus.

Albion

      Albion Aviation, Inc. ("Albion") intends to engage in the business of a charter air carrier under Part 135 of the Federal Aviation Regulations Part 135.
Part 135 is similar to the rules which scheduled airlines must follow but less stringent. Albion owns one aircraft, a Cessna 421 B ("Aircraft"). The tail identification number is N3AJ. This aircraft can carry 8 passengers. The Cessna 421 B is widely used for charter and corporate services. It is pressured to fly in altitudes over 30,000 feet.

      We think we will base the Aircraft at Orange County Airport in Orange County California. With time we hope to acquire other aircraft if business grows. Orange County is benefitting from a strong and growing economy. There are 5 other charter airlines operating out of Orange County, as well as 10 commercial airlines and two commuter airlines.

      The market for charter services primarily consists of business executives and wealthy individuals who do not wish to be bound by airline schedules. The cost of chartering an aircraft similar to the Aircraft is about $500 per hour. This compares to hourly jet aircraft charter cost of $1,000 or $2,000 or more. If several passengers are flown the cost per passenger can be less than business or first class tickets. Although the Aircraft is slower than a jet airliner's typical speed of over 500 nautical miles per hour, on flights of one or two hours duration the time differential is not material. The primary flight market expected to be served is California, (San Diego, Los Angeles, Palm Springs, Mammoth, San Francisco, Santa Barbara), Arizona (Phoenix) and Nevada (Las Vegas.)

The Offering

      We are seeking to sell 50,000 shares to raise up to $250,000 of which $25,000 will go for expenses and $25,000 for sales commissions, resulting in proceeds of $200,000. If we sell less than this amount our president will provide funding. Later on we will need more funds and expect to sell more shares or incur debt. We don't know on what terms future sales of shares or debt will be made, if at all. This would depend on what future investors and the Company might agree upon. The proceeds from this offering will be used to obtain the
Part 135 license ($20,000) debt service ($27,500) marketing ($4,000) other operating expenses ($26,000) and the rest (up to $122,500) for working capital.

      The corporate offices of Albion are located at 24351 Pasto Road, Suite B, Dana Point, California 92629, and its telephone number is (949) 489-2400.

Securities Offered:............................ 50,000 shares of Common Stock.

Risk Factors......   The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be
                    purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors."

Common Stock Outstanding(1) Before Offering:.....       1,000,000(1) shares

Common Stock Outstanding After Offering:.........       1,050,000(1) shares

NASD Electronic Bulletin Board Symbol (proposed)ALAV

(1)      Based on shares outstanding as of June 30, 2000.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Some of these risk factors follow. Before you buy consider the following risk factors and the rest of this prospectus.

                                                   RISK FACTORS

         The Common Stock for sale is a speculative investment and very risky. You should especially consider these risk factors.

Start Up

         We have not done any business. Albion's only activity to date is buying the Aircraft and developing a business plan. There is no operating history for an investor to evaluate. It might take several months to obtain our 135 permit. Although we think there will be strong demand for our charter services, no one really knows for sure. We will try to minimize overhead by hiring pilot and maintenance people on an as needed basis, similar to other small charter airlines. Even if we can obtain business, it can't be predicted when we will be profitable, if ever.

Additional Financing Requirements

         We may need significant capital for the expansion of our operations. We believe that the net proceeds from this offering should be sufficient to fund operations at least until September 30, 2001. However, we might need additional funds before then. If additional funds are required, but cannot be raised, it will have an adverse effect upon operations. To the extent that additional funds are obtained by the sale of equity securities, the stockholders may sustain significant dilution. If adequate capital is not available Albion will have to reduce or eliminate planned activities, which could otherwise ultimately provide significant revenue to Albion. Even if such additional financing is available on satisfactory terms, it, nonetheless, could entail significant additional dilution of the equity ownership of Albion to existing shareholders and the book value of their outstanding shares.

Competition

       The domestic airline industry is fiercely competitive. Currently, any carrier deemed fit by the U.S. Department of Transportation (DOT) is free to operate chartered or scheduled passenger service between any two points within the U.S. and its possessions. To most of its destinations Albion will face competing service from at least one, and sometimes more than one, major domestic airline including: America West Airlines, Continental Airlines, Delta Air Lines, Southwest Airlines, Skywest Airlines, American Airlines and their affiliated regional carriers as well as innumerable charter operators. There are five charter operators known to Albion at Orange County Airport and they all are longer established and might be better financed. The Company also competes, particularly on shorter segments, with ground transportation.

Government Regulation

         The Airline Deregulation Act of 1978, as amended, eliminated most domestic economic regulation of passenger and freight transportation. However, the DOT and the Federal Aviation Administration (FAA) still exercise certain regulatory authority over air carriers. The DOT maintains jurisdiction over the approval of international codeshare agreements, international route authorities and certain consumer protection matters, such as advertising, denied boarding compensation, baggage liability and computer reservations systems.

         The FAA regulates flying operations generally, including establishing personnel, aircraft and security standards. As part of that oversight, the FAA has implemented a number of requirements that Albion must incorporate into its business. These matters relate to, among other things, inspection and maintenance of aircraft, pilot training, and supervision. Albion must prove to the FAA that it complies with Part 135 and other regulations before it can begin operations. Noise restrictions exist at many airports including Orange County. The Aircraft complies with these restrictions if operated correctly.

Government Regulation

         Future results of the Company's operations may vary based upon any actions which the governmental agencies with jurisdiction over the Company's operations may take, including the granting and timing of certain governmental approvals, restrictions on competitive practices, the adoption of regulations that impact maintenance standards, and the adoption of more restrictive locally-imposed noise restrictions.

No Cash Dividends

         Albion has not paid any cash dividends on its capital stock. Albion anticipates that its future earnings, if any, will be retained for use in the business, or for other corporate purposes, and it is not anticipated that any cash dividends on the Common Stock will be paid in the foreseeable future.
 See "Dividend Policy" and "Description of
Securities."

Nasdaq Stock Market and Market Illiquidity

         Albion's Common Stock does not meet the current Nasdaq listing requirements for the SmallCap(R) Market. Until Albion is able to satisfy Nasdaq's requirements for listing, trading, if any, of the Common Stock will be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of Albion's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Albion, and lower prices for Albion's securities than might otherwise be attained.

Potential Future Issuances of Securities

         Albion's Board of Directors has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under the Colorado Business Corporation Act. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock. In view of the large number of authorized but unissued shares of common stock (19,000,000 Shares as of the date of this Prospectus) current shareholders are subject to significant potential dilution in their ownership interest in Albion. See "Description of Securities."

Economic and Other Conditions

         The airline industry is affected by changes in international, national, regional and local economic conditions, inflation, war or political instability (or the threat thereof), consumer preferences and spending patterns, demographic trends, disruptions to the air traffic control system, consumer perceptions of airline safety, costs of safety, security and environmental measures, and the weather.

Dilution

         Investors will pay $5.00 per share. However, the net tangible book value of Albion as of June 30, 2000 was $.02 per share. After giving effect to the deduction of expenses, and if all the offered Shares are sold, net tangible book value after the offering will be $.21 per share, or dilution of $4.79 per share to public investors, and an increase of $.19 per share in tangible book value attributable to investors. See "Dilution."

Control By Management

         Management owns 800,000 shares. Even after the offering is sold management will be able to elect all the board of directors and otherwise control Albion and its operations.
 See "Management."

Management Expense

         Management has very limited experience in managing aviation enterprises, and is not expected to work full time and will not receive any compensation for the near future. Instead management intends to hire qualified personnel. We may not be able to find such personnel, especially in an expoundary economy.

Commodity Prices

         Due to the competitive nature of the airline industry, in the event of any increase in the price of fuel, there can be no assurance that the Company would be able to pass on increased fuel prices to its customers by increasing charter prices.

Changing Business Strategy

         Although it has no current plan to do so, the Company may change its business strategy in the future and may not pursue some of the goals stated herein.

Risks Associated with Forward-looking Statements

         This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to Albion's planned marketing efforts and future economic performance of Albion. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of Albion to obtain and comply with its Part 135 licenses, (ii) the ability of Albion to market its services at competitive prices, (iii) the ability of Albion to attract and retain trained personnel, (iv) the ability of Albion to obtain required financing for its future operations, (v) success of Albion in forecasting demand for its services, and (vi) the ability of Albion to maintain pricing and thereby maintain adequate profit margins.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions described in the preceding paragraph. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Albion's control. Accordingly, although Albion believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in Albion's business and operations which could cause Albion's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in maintenance, fuel or labor costs, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause Albion to alter its marketing, capital investment and other expenditures, which may also materially adversely affect Albion's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by Albion or any other person that Albion's objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                                                  DIVIDEND POLICY

         Albion has not paid any dividends on its Common Stock. Albion currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         The Company's common stock has never been traded. As of June 30, 2000, there were approximately 110 record holders of Company common stock.

                                            BUSINESS AND OPERATING PLAN

         We have made a plan of operations for the first 12 months after receiving funding from the offering. We hope to receive net proceeds of $200,000. Obtaining the 135 Permit will cost $20,000, primarily for consultants to write manuals for operating procedures. We plan to market our charter services primarily to charter brokers or via the internet. Although using brokers reduces our profitability, its more cost effective than employing our own marketing department, and most charter operations rely on brokers. However, $1,000 will be spent on brochures and $4,000 on other marketing expenses. The remaining $175,000 will be budgeted as follows:

                  One year's debt service on airplane                  $  27,500
                  Pilot training; initial and recruitment                  8,000
                  Insurance                                                6,000
                  Tie down rent                                            2,000
                  Marketing                                                4,000
                  Maintenance                                             10,000
                  Working capital reserve                                127,500

         If less than the maximum proceeds are received working capital will be reduced. The president of the Company has agreed to purchase up to 20,000 Shares which will be invested without sales commissions so that at least $90,000 in net proceeds are received. The proceeds of the offering will cover the estimated fixed costs for one year. The variable costs of operation include fuel, oil and crew labor. The Cessna 421 is widely used for charter work and the hourly operating costs are widely understood to be as follows:

                  Crew 2 pilots (only one needed)                           $ 40
                  Fuel - 40 gallons per hour at $2.00 per gallon              80
                  Oil - 2 quarts per hour at $2.00 per quart                   4
                  Airfrance Avionics - Parts reserve                          50
                  Engine Reserve (2 engines)                                 100


                  TOTAL                                                    $ 274

         The price of charter flights are based upon hourly usage. In Southern California the hourly charter rate for pressurized turbo props such as the Aircraft is about $500.00, less a brokerage commission of 10%. The resulting operating profit per hour is $176.00. Since annual fixed costs are estimated to be $53,500 per year, the projected break even point is 303 hours flown per year.

         The above assumptions are based upon current prices. The most volatile cost is fuel. Fuel prices are at a record high as of March 31, 2000 but they could go still higher. If they do our profitability could be adversely affected.

         Another assumption we have made is on maintenance expenses. These expenses since the acquisition of the Aircraft have been $19,539. We have budgeted only $10,000. We think that maintenance expenses were higher than they will be in the future because in management's experience any used airplane will incur high maintenance expenses when first purchased, equal to 10-15% of the purchase price. Its commonly believed the initial high expenses are due to deferred maintenance items on aircraft. However, we can't forecast future maintenance expenses.

         Other factors can also adversely affect operations. Heretofore there has been an abundant supply of pilots. However, many airline pilots are near retirement age and a pilot shortage could develop as commuter airlines hire qualified pilots. Mechanical problems can delay or ground flights. Waiting for parts or maintenance personnel can also ground the aircraft. Weather is generally good in the Company's planned area of operations but bad weather can delay or cancel flights. Also, currently Orange County Airport is closed to takeoffs and landings from 11:00 pm to 7:00 am. This could limit flights.

Risk Factors and Cautionary Statements

         Forward-looking statements in this report are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to advise readers that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: Changing economic conditions, interest rate trends, continued acceptance of the Company's products in the marketplace, competitive factors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

Employees

         Albion has no employees, none of whom are covered by collective bargaining agreements or employment agreements. The president serves without compensation at this time and will only devote part time to the business until warranted by business

                                                    MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Albion serve until the next annual meeting of stockholders, or until his successors have been elected. The officer serves at the pleasure of the Board of Directors. The following is the director and executive officer of Albion.

         Jehu Hand has been President, Chief Financial Officer and Secretary of the Company since its inception. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand since 1992. Hand & Hand incorporated as a law corporation in May 1994. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Laser Medical Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Laser Medical from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering of the Common Stock, does not make a market in the securities of any company and will not make a market in the Company's Common Stock. Mr. Hand was formerly a director and president of Las Vegas Airlines, Inc., a Delaware corporation. In 1998 Las Vegas Airlines purchased a controlling interest in Las Vegas Airlines, Inc., a Nevada corporation, engaged in Part 135 operations in Las Vegas. Shortly after the acquisition Mr. Hand discovered that significant liabilities of the Nevada company had not been disclosed and decided it was necessary to discontinue operations. Mr. Hand was never involved in the day to day operations of the Nevada subsidiary.

Executive Compensation

         The following table sets forth the cash compensation of Albion's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Albion of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Albion's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.


                                            Summary Compensation Table

                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION
                  -
                                         -
                                                   -
                                                                -
                                                                            -
                                                                                              -
                                                                                                      -
                                                                                                               -
                                                                                                                             -
                                                                                                           -


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/ LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Jehu Hand                 1999          $0          0             0              0        0           0          0
 President and CFO         1998           0          0             0              0        0           0
                           1997           0          0             0              0        0           0          0


                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company Common Stock as of the date of this Prospectus by (I) each person known by Albion to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (ii) each of Albion's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of the maximum offering of 50,000 Shares.


                                                                           Percentage               Percentage
    Name and Address(1)                        Common Stock              Before Offering          After Offering

    Jehu Hand                                       800,000                     80.0%                    76.2%
    24351 Pasto Road, #B
    Dana Point, California 92629

    Kimberly Peterson                                93,850                      9.4%                     9.2%
    18776 Fairfax Lane
    Huntington Beach, California 92648

    All officers and directors
    as a group (1 person)                           800,000                     80.0%                    76.2%

(1) Unless otherwise noted below, Albion believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                               CERTAIN TRANSACTIONS

         From time to time Mr. Hand has advanced operating expenses of Albion. Such amounts have either been accounted for as contributions to capital or as accounts payable-related party.
 Mr. Hand has agreed to contribute
all amounts owed to him to capital upon completion of the offering.  Mr. Hand guaranteed the loan which financed
the purchase of the Aircraft. As of March 31, 2000 the amount owed onthe loan was $124,056.

                                               PLAN OF DISTRIBUTION

         The Shares are being offered for sale on a "best efforts," no minimum, 50,000 Share maximum basis, by the Company or selected broker dealers, who will receive a sales commission of $.50 per Share and a non-accountable expense allowance of $.30 per Share. Officers and directors may purchase Shares. In the event Shares are sold on behalf of the Company by its officers and directors, such commissions will be less and proceeds to the Company will be greater. Albion may also pay a finders' fee to persons who introduce Albion to prospective purchasers. The Company anticipates other offering expenses to be $10,000.

         No escrow account will be established to receive offering proceeds. The offering will close on [four months from date of prospectus] unless sooner terminated by Albion. The Company has the unconditional right to accept or reject any subscription. If the Company rejects any subscription, it will promptly notify the subscriber and return all subscription funds.

         The offering price and terms of the Shares has been determined arbitrarily by the Company. Among the factors considered in determining the offering price were the Company's financial condition, prospects and conditions in the aviation industry.

                                             DESCRIPTION OF SECURITIES

Common Stock

       Albion's Articles of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock, $.001 par value per share, of which 1,000,000 shares were outstanding as of March 31, 2000. Albion has no plans to sell additional shares of common stock at this time, but reserves the right to do so to meet future operating requirements. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Albion, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of Common Stock have no preemptive rights to purchase Albion's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock will be, when issued and delivered, fully paid and non-assessable, including Shares issuable upon conversion of the Preferred Stock. The shareholders have already approved a reverse or forward stock spliut as may be also approved by the board of directors, but no such stock split is contemplated.

Preferred Stock

       Albion's Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

       Albion's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Albion considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Albion's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common

Stock which would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the Common Stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Albion's Common Stock or any other series of preferred stock which Albion may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

       The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Albion.

       Albion intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

       The transfer agent for the Common Stock is Colonial Stock Transfer Corporation, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111 and its telephone number is (801) 355-5740.

                                                   LEGAL MATTERS

       The legality of the Shares offered hereby will be passed upon for Albion by Hand & Hand, a law corporation, Dana Point, California. The principal of Hand
 & Hand owns 800,000 shares of common stock.

                                                      EXPERTS

       The audited financial statements included in this Prospectus as of December 31, 1999, 1998 and 1997 have been audited by Tanner & Co., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                  INDEMNIFICATION

       Albion has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Albion's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Albion or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Albion or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Albion or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

       At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Albion where indemnification will be required or permitted. Albion is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Albion pursuant to the foregoing provisions, or otherwise, Albion has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by Albion of expenses incurred or paid by a director, officer or controlling person of Albion in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Albion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ALBION AVIATION, INC.
(A Development Stage Company)
Consolidated Financial Statements
December 31, 1999 and 1998



                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)
                                                                                                     Index

-------------------------------------------------------------------------------------------------------------------



                                                                                             Page


Independent auditors' report                                                                  F-2


Consolidated Balance sheet                                                                    F-3


Consolidated Statement of operations                                                          F-4


Consolidated Statement of stockholders' equity                                                F-5


Consolidated Statement of cash flows                                                          F-6


Notes to consolidated financial statements                                                    F-7

-------------------------------------------------------------------------------------------------------------------


                                                                                                       F-1

                                                    INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Albion Aviation, Inc.


We have audited the accompanying consolidated balance sheet of Albion Aviation, Inc., (a development stage company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and the cumulative amounts from April 20, 1994 (date of inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Albion Aviation, Inc., (a development stage company) at December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended and cumulative amounts from April 20, 1994 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TANNER + CO.


Salt Lake City, Utah
June 9, 2000



                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

                                                                                Consolidated Balance Sheet


-------------------------------------------------------------------------------------------------------------------





                                                                   June 30,
                                                                     2000             December 31,
                                                               -------------------------------------------
              Assets                                             (Unaudited)        1999         1998
                                                               -------------------------------------------

Current assets - cash                                          $          9,857$      $            -
Aircraft, net of accumulated depreciation of
  $47,860 and $34,534, and $4,442, respectively                         112,040       125,366      155,458
                                                               -------------------------------------------

              Total assets                                     $        121,897$      125,366$     155,458
                                                               -------------------------------------------

----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' (Deficit) Equity

Current liabilities:
     Related party payables                                    $1,249          $        1,101$         468
     Current portion of long-term debt                                   17,896        17,132       15,702
                                                               -------------------------------------------

                  Total current liabilities                              19,145        18,233       16,170
                                                               -------------------------------------------

Long-term debt                                                          100,676       109,819      126,950
                                                               -------------------------------------------

Stockholders' (deficit) equity:
     Preferred stock; $.001 par value; 1,000,000 shares
       authorized; no shares issued and outstanding                           -             -            -
     Common stock; $.001 par value; 20,000,000
       shares authorized; 1,000,000 shares issued
       and outstanding                                                    1,000         1,000        1,000
     Additional paid-in capital                                          98,697        72,694       30,924
     Deficit accumulated during the development stage                   (97,621)      (76,380)     (19,586)
                                                               -------------------------------------------

                  Total stockholders' (deficit) equity                    2,076        (2,686)      12,338
                                                               -------------------------------------------

                  Total liabilities and stockholders'
                    (deficit) equity                           $        121,897$      125,366$     155,458
                                                               -------------------------------------------





----------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                  F-3




                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

                                                                      Consolidated Statement of Operations


-------------------------------------------------------------------------------------------------------------------





                                                       Six
                                              Months Ended June 30,          Years Ended         Cumulative
                                           ---------------------------
                                               2000          1999            December 31,          Amounts
                                                                      ---------------------------------------
                                            (Unaudited)  (Unaudited)      1999         1998      (Unaudited)
                                           ------------------------------------------------------------------

Revenue                                    $            $  -          $ -          $-           $-            -
                                           ------------------------------------------------------------------

Costs and expenses:
     General and administrative expenses          15,149        21,354       44,932       17,076       77,157
     Interest expense                              6,092         7,086       11,862        1,394       19,348
                                           ------------------------------------------------------------------

                                                  21,241        28,440       56,794       18,470       96,505
                                           ------------------------------------------------------------------

Loss before income taxes                         (21,241)      (28,440)     (56,794)     (18,470)     (96,505)

Income taxes - current                                 -             -            -            -            -
                                           ------------------------------------------------------------------

Net loss                                   $     (21,241$      (28,440$     (56,794$     (18,470$     (96,505)
                                           ------------------------------------------------------------------

Loss per share - basic and diluted         $            $(.02)       ($03)         $(.06)       $(.02)        (.10)

                                           ------------------------------------------------------------------

Weighted average common shares -
  basic and diluted                            1,000,000     1,000,000    1,000,000    1,000,000    1,000,000
                                           ------------------------------------------------------------------






------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                  F-4



                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

            Consolidated Statement of Stockholders' (Deficit) Equity

                                                                        April 20, 1994 (Date of Inception)
                                                                         Through June 30, 2000 (Unaudited)
-------------------------------------------------------------------------------------------------------------------



                                   Additional
                               Preferred Stock        Common Stock        Paid-In   Accumulated
                             -------------------------------------------
                              Shares    Amount      Shares     Amount     Capital     Deficit       Total
                             --------------------------------------------------------------------------------

Balance,
April 20, 1994                       -$            -        -$          $ -        $   -        $     -          -

Shares issued for cash               -          -   1,000,000      1,000         15            -        1,015

Net loss                             -          -           -          -          -         (144)        (144)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1994                    -          -   1,000,000      1,000         15         (144)         871

Net loss                             -          -           -          -          -         (338)        (338)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1995                    -          -   1,000,000      1,000         15         (482)         533

Net loss                             -          -           -          -          -         (320)        (320)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1996                    -          -   1,000,000      1,000         15         (802)         213

Net loss                             -          -           -          -          -         (314)        (314)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1997                    -          -   1,000,000      1,000         15       (1,116)        (101)

Contributions to capital             -          -           -          -     30,909            -       30,909

Net loss                             -          -           -          -          -      (18,470)     (18,470)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1998                    -          -   1,000,000      1,000     30,924      (19,586)      12,338

Contributions to capital             -          -           -          -     41,770            -       41,770

Net loss                             -          -           -          -          -      (56,794)     (56,794)
                             --------------------------------------------------------------------------------

Balance,
December 31, 1999                    -          -   1,000,000      1,000     72,694      (76,380)      (2,686)

Contributions to
capital (unaudited)                  -          -           -          -     26,003            -       26,003

Net loss (unaudited)                 -          -           -          -          -      (21,241)     (21,241)
                             --------------------------------------------------------------------------------

Balance,
June 30, 2000 (unaudited)            -$            -1,000,000$     1,000$    98,697$     (97,621$       2,076
                             --------------------------------------------------------------------------------

                                                                      Consolidated Statement of Cash Flows


-------------------------------------------------------------------------------------------------------------------



                                                        Six
                                               Months Ended June 30,          Years Ended         Cumulative
                                            ---------------------------
                                                 2000         1999            December 31,          Amounts
                                                                       ---------------------------------------
                                             (Unaudited)   (Unaudited)     1999         1998      (Unaudited)
                                            ------------------------------------------------------------------

Cash flows from operating activities:
     Net loss                               $      (21,241$     (28,440$     (56,794$     (18,470$     (96,505)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Depreciation and amortization              13,326       15,102       30,092        4,701       48,119
         Increase in
              related party payables                   148          633          633          108          889
                                            ------------------------------------------------------------------

                  Net cash used in
                  operating activities              (7,767)     (12,705)     (26,069)     (13,661)     (47,497)
                                            ------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of aircraft                                -            -            -      (16,000)     (16,000)
     Organization costs                                  -            -            -            -       (1,015)
                                            ------------------------------------------------------------------

                  Net cash used in
                  investing activities                   -            -            -      (16,000)     (17,015)
                                            ------------------------------------------------------------------

Cash flows from financing activities:
     Principal payments on long-term debt           (8,379)      (8,993)     (15,701)      (1,248)     (25,328)
     Contributions to capital                       26,003       21,698       41,770       30,909       98,682
     Issuance of common stock                            -            -            -            -        1,015
                                            ------------------------------------------------------------------

                  Net cash provided by
                  financing activities              17,624       12,705       26,069       29,661       74,369
                                            ------------------------------------------------------------------

Net increase in cash                                 9,857            -            -            -        9,857

Cash, beginning of period                                -            -            -            -            -
                                            ------------------------------------------------------------------

Cash, end of period                         $        9,857$            $   -        $   -        $   -   9,857
                                            ------------------------------------------------------------------



----------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                                      ALBION AVIATION, INC.
                                  (A Development Stage Company)





                                     Notes to Consolidated Financial Statements

                                         December 31, 1999 and 1998
-------------------------------------------------------------------------------


1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
Organization
The Company was organized under the laws of the state of Delaware on April 18, 1994 (date of inception). The Company has not commenced planned principal operations and purposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7. Its principal activities since inception have consisted of the offer and sale of common stock and the purchase of a commercial airplane, financed by long-term debt. The Company intends to engage in the charter air carrier business. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Unaudited Information
In the opinion of management, the accompanying unaudited financial statements for the six month period ended June 30, 2000 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the results of operations and cash flows for the Company for the six month period ended June 30, 2000.


Principles of Consolidation
The consolidated  financial  statements include the accounts of the Company, and
its  consolidated   subsidiary.   All  significant   intercompany  balances  and
transactions have been eliminated.


Cash and Cash Equivalents
Cash equivalents are generally comprised of certain highly liquid investments with maturities of less than three months.


Aircraft
The Company's aircraft is carried at cost. The aircraft is depreciated on a straight-line basis over the estimated useful life.


-------------------------------------------------------------------------

                                           ALBION AVIATION, INC.
                                               (A Development Stage Company)


                                     Notes to Consolidated Financial Statements
                                                        Continued

----------------------------------------------------



1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
     Continued
Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going
     Concern
The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of the Company to continue as a going concern. As shown in the consolidated statement of operations, the Company has had no revenues from operations, and reported a net loss for the year ended December 31, 1999.


The Company's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, secure adequate new financing and generate sufficient cash flows from operations to meet its obligations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Management has entered into a plan where it is pursuing other financing and searching for additional business opportunities. It is not known if the Company will be successful.


3.   Long-term
     Debt
The Company has a note payable to a financing company, due in monthly installments of $2,297, including interest at 8.75%, secured by aircraft and maturing in November 2005. Th balance outstanding at December 31, 1999 and 1998 was $126,951 and $142,652, respectively.


-----------------------------------------------------------------------------

                                             ALBION AVIATION, INC.
                                          (A Development Stage Company)


                                   Notes to Consolidated Financial Statements
                                                        Continued

------------------------------------------------------------------------------



3.   Long-term
     Debt
     Continued

Future maturities of the note payable are as follows:


Years Ending December 31:                                      Amount
                                                          -----------------

     2000                                                 $          17,132
     2001                                                            18,693
     2002                                                            20,396
     2003                                                            22,254
     2004                                                            24,281
     Thereafter                                                      24,195
                                                          -----------------

                                                          $         126,951
                                                          -----------------


4.   Income
     Taxes
The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:


                                           Years Ended
                                          December 31,         Cumulative
                                    -------------------------
                                        1999         1998       Amounts
                                    ---------------------------------------

Income tax benefit at statutory
  rate                              $       8,000$      3,000$       14,000
Change in valuation allowance              (8,000)     (3,000)      (14,000)
                                    ---------------------------------------

                                    $            $           $              -
                                    ---------------------------------------


Deferred tax assets are as follows:


                                                   December 31,
                                        -----------------------------------
                                               1999             1998
                                        -----------------------------------

Operating loss carryforwards            $           14,000$           6,000
Valuation allowance                                (14,000)          (6,000)
                                        -----------------------------------

                                        $                 $ -                -
                                        -----------------------------------


--------------------------------------------------------------------------

                                                  ALBION AVIATION, INC.
                                         (A Development Stage Company)


                                     Notes to Consolidated Financial Statements
                                                         Continued

----------------------------------------------------------------------------


4.   Income
     Taxes
     Continued

The Company has net operating loss carryforwards of approximately $76,000, which begin to expire in the year 2009. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.


5.   Related
     Party
     Transactions
At December 31, 1999 and 1998, the Company owed an officer/shareholder $1,101 and $468, respectively. The advances are unsecured, non-interest bearing and have no specific repayment terms.


6.   Supplemental
     Cash Flow
     Information
During the year ended December 31, 1998, the Company acquired aircraft in exchange for long-term debt of $143,900.


Actual amounts paid for interest and income taxes are as follows:


                              Six
                     Months Ended June 30,      Years Ended
                    ------------------------
                        2000        1999        December 31,    Cumulative
                                            --------------------
                    (Unaudited) (Unaudited)    1999      1998     Amounts
                    -------------------------------------------------------

Interest            $      6,092$      7,086$   11,862$    1,394$    19,348
                    -------------------------------------------------------

Income taxes        $           $  -        $  -      $-        $  -          -
                    -------------------------------------------------------



7.   Recent
     Accounting
     Pronounce-
     ments
In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statement No. 133." SFAS 133 establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.


8.   Sale of Stock
The Company is seeking to sell 50,000 shares of common stock for $250,000 of which $50,000 will be used to pay commissions and expenses of the offering.

----------------------------------------------------------------------------

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Albion. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                   TABLE OF CONTENTS
                                                 Page

Additional Information......................       2
Prospectus Summary..........................       3
Risk Factors................................       4
Dividend Policy.............................       8
Market Price of Common Stock................       9
Management's Discussion and Analysis........       9
Business and Plan of Operation..............      10
Management..................................      15
Principal Shareholders......................      16
Certain Transactions........................      16
Selling Shareholders........................      18
Description of Securities...................      19
Legal Matters...............................      20
Experts.....................................      20
Financial Statements........................      21






                 ALBION AVIATION, INC.





                     50,000 SHARES






                      PROSPECTUS







                  September __, 2000

ALBION AVIATION, INC.                                 PART II


Item 13.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          100.00
               Printing and engraving(1)                               $          300.00
               Blue Sky Fees                                           $        1,000.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Non-accountable expenses                                $       15,000.00
               Miscellaneous(1)                                        $        3,100.00


               TOTAL                                                   $       25,000.00



(1)      Estimates

Item 14.    Indemnification of Directors and Officers.

            Albion has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Albion's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Albion or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Albion or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Albion or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Albion where indemnification will be required or permitted. Albion is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 15.    Recent Sales of Unregistered Securities.

            Not Applicable.

Item 16.    Exhibits and Financial Schedules

3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)
            3.2       Articles of Amendment(1)
            3.3       Bylaws(1)

5.     Opinion of Hand & Hand as to legality of securities being registered.(1)


10.         Material Contracts

21. Subsidiaries of the small business issuer-Svetlana Aviation is the only subsidiary. It does business under the name Svetlana Aviation.

23.         Consents of Experts and Counsel

                      23.1   Consent of Tanner & Co.(1)
                      23.2   Consent of Hand & Hand included in Exhibit 5 hereto

            24.       Powers of Attorney

                     24.1   Powers of Attorney are included on signature page(1)



          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)       Filed herewith.
(2)       To be filed by amendment.


Item 17.          Undertakings.

          (a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (g) The undersigned registrant hereby undertakes to provide to the underwriters at the closing, specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (i)    The undersigned registrant hereby undertakes that:

                   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

                   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 18.    Financial Statements and Schedules.
 Not Applicable.

                                                    SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on September 25, 2000.

                                                     ALBION AVIATION, INC.



                                                      By:  /s/ Jehu Hand
                                                           Jehu Hand
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 2000.


By:     /s/ Jehu Hand          President, Chief Financial Officer and Director
        Jehu Hand               (principal executive officer and principal
                        accounting and financial officer)